Exhibit 99.1

FINAL TRANSCRIPT

Conference Call Transcript ANE - American Community Newspapers Inc at G5: ThinkEquity Partners 5th Annual Growth Conference Event Date/Time: Sep. 17. 2007 / 11:30AM ET

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FINAL TRANSCRIPT
Sep. 17. 2007 / 11:30AM ET, ANE - American Community Newspapers Inc at G5: ThinkEquity Partners 5th Annual Growth Conference

CORPORATE PARTICIPANTS

 Gene Carr
 American Community Newspapers Inc. - Chairman and CEO

 PRESENTATION

Unidentified Speaker

 It’s my pleasure to introduce Gene Carr from American Community Newspapers. Thank you. Gene?

 Gene Carr  - American Community Newspapers Inc. - Chairman and CEO

 Thank you. Good morning, my name is Gene Carr. I’m the Chairman of the Board and Chief Executive Officer of American Community Newspapers. I thank ThinkEquity for the opportunity to present today. Before I start my presentation, I would just call everyone’s attention and refer you to the Safe Harbor statement both on the screen and within the presentation.

Investment rationale for American Community Newspapers; it’s a proven business model, the best-in-class assets, multiple growth opportunities, strong financial profile, we’ve been outperforming the industry, and have solid free cash flow generation, an experienced, dedicated management team and workforce.

And I’ll pause there just to say that I’ve been in this industry myself for almost 30 years. I’ve been with American Community Newspapers since 2001, and myself and my team, we have an excitement of what it is that we do in community journalism. We’re proud of what we do, we think that it’s the cutting edge in newspapering today.

You’ll hear me say this a couple times today, that when you hear headlines of what’s happening in the newspaper business and what’s happening with a lot of our peers and public companies, the only thing that we have in common with the major metro daily newspaper in the United States, is ink on paper. Everything else that we do, day in and day out, is vastly different. And I’ll spend some time today talking about that.

You’re hearing, and obviously reading a lot of the headlines, but what are you hearing in the newspaper industry? You’re hearing such things as it’s an old media industry who’s business model is under attack, continued weakness in the advertising environment, shrinking circulation and reach.

And I’ll stop there for a minute. Not only is the paid circulation model under attack, and you’re seeing the major metro dailies and even small paid dailies around the country lose circulation, but you’re also finding in markets like we operate in Minneapolis-St. Paul, northern Virginia outside the District of Columbia, Dallas and Columbus, you’re finding significant household growth in those areas. So you’re finding a couple things that are impacting their advertising.

You’re finding a decline in paid circulation and you’re seeing a loss in household penetration. And at the end of the day, there are fewer eyeballs seeing the ads and inserts in newspapers around the country. Operating margins are under pressure, cost-cutting’s not been enough, Internet initiatives have been too little, too late, no near-term story, and what is the future.

Why is my company different? Why is American Community Newspapers different? Well, besides the fact that we’ve been outperforming the industry, we’re strategically cluster of pure-play community newspapers. And I sometimes think of how some of my peers define clustering, and they talk about four or five newspapers in a state, or one or two newspapers within a market.

Within each of our markets we operate with a very tight clustering aspect of newspapers that are contiguous throughout the market that we’re able to drive great synergies and great opportunities for advertisers. And I’ll spend a little bit more time talking about that later.

Controlled direct-to-home distribution, is a highly penetrated target at market. One of the things our sales people take great pride in and they have a swagger when they make presentations, is that every time that our audit comes out, our circulation number is set. Less than 4% of our overall

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FINAL TRANSCRIPT
Sep. 17. 2007 / 11:30AM ET, ANE - American Community Newspapers Inc at G5: ThinkEquity Partners 5th Annual Growth Conference

revenues are derived through a paid circulation model; thus, when we tell an advertiser what our circulation is, there’s never a surprise, there’s never an audit that comes out that says that we’re giving an advertiser less circulation than what we told them.

And when I look at the last 12 months, 24 months, 36 months around the country, and to be an ad director, to be a publisher, to be a sales person at some of our competitors, or even those that are not our competitors in the market, it must be one that you kind of look down towards your feet and you talk about circulation.

Our circulation is controlled, it’s delivered, it’s audited, and it goes to affluent single-family homes. And it really is the difference in what it is that we deliver to advertisers. And at the end of the game, newspapers or media is all about providing results; and that’s precisely what ACN does. Virtual exclusive source of intensely local content and advertising, which is highly valued by consumers, and a main-stay of the community and less sensitive to macroeconomic issues.

Highlights of the power of the community newspaper platform. This comes from Belden Research, both from a national study that was done by Suburban Newspapers of America, and we actually paid for an additional survey in each one of our markets. 86% of adults are interested in community newspapers, 60% of adults turn to community newspapers first for local news; 51% of readers turn to community newspapers for local shopping ads, versus 28% for the metro newspapers.

And the median household income in suburban markets is 68% higher than the national average. 70% of readers are college-educated, and 80% of our readers own their own homes. We believe that we are best-in-class assets. We’re the leader in profitability, operate in an affluent desirable high growth demographic, a tight-clustering strategy, solidified leading position in delivering proprietary online content, and a management team that’s been successful in operating and making acquisitions. And I will spend some more time talking about that.

As I said earlier, we go to four major markets, high demographic, high affluent markets, circulation of about 1,400,000 on a weekly basis. Our ’06 revenues at $76.8 million and newspaper cash flow of $18.4 million. Among the fastest in growing in most affluent markets in the United States. And it really is the audience that we deliver to advertisers.

When you look at the US average median household income of $44,000, and our readers, 145,000 in northern Virginia, 81,000 in Dallas, 70,000 in Minneapolis, and 55,000 in Columbus, each one of these clusters provide advertisers through our audience market that they want to reach, an audience that they want to reach. And at the end of the day, that is what makes us different; it is this audience that has spendable income, discretionary income, and effective buying income.

One of the things that makes us uniquely different from what it is that we do, everything that we do is local. You will not pick up a newspaper this week in our company and read about O.J. Simpson, you will not pick up a newspaper this week and read about the war in Iraq, you will not pick up a newspaper this week and read about the new attorney general, you will not find national/international news.

What you will find is local city government, local school board information, police blotters, fire and rescue runs. I know it’s happened to all of us at times that you’re driving, perhaps to church or you’re driving out to an evening on Saturday night for dinner, and you see three, four, five fire engines and you see some rescue units, and you’re wondering what it is.

You’ll find that next week in the fire and rescue runs within our papers. We are intensely local, and as a result of that we have a lot of feet on the street. Our journalists are college-educated, they’re great writers. But they’re committed to doing one thing, following a local template of local news and making the difference in that community.

I’m often surprised that when a tragedy happens in our community, that there’s a terrible accident, or even perhaps there’s teacher misconduct, that when I see the television stations come out and they put up the satellite and the bright smile talks about what it is that happened and then they go away.

We’re at every school board meeting, we’re at every city council meeting; we know what is happening in that community and as a result of that, we’re welcomed into the home each and every week. And it’s an audience that advertisers are looking for.

The pictures that you see on the presentation are typical pictures that you would find in any newspaper that we publish, whether it’s the three daily newspapers that we have, and our daily newspapers are just an extension of a weekly newspaper that’s published more than one day a week. High school football, fire and rescue, someone at a city council meeting, local sports that goes beyond just high school sports; it goes down to midget football, pee-wee sports, little league sports. Those are the things that parents and people are interested in.

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FINAL TRANSCRIPT
Sep. 17. 2007 / 11:30AM ET, ANE - American Community Newspapers Inc at G5: ThinkEquity Partners 5th Annual Growth Conference

We’ve aggressively built our Internet presence, but that Internet presence, too, is breaking local community news that happens within our communities. Whether it’s the local Friday night high school football that’s updated by 11 pm, or things that’s happened on the city council.

We’ve looked at our Internet presence much differently than that of our peers of daily newspapers, and the standpoint that they look at it to talk about O.J. Simpson and others, we’re talking about things that have happened at a local planning zoning meeting, school that’s been canceled by snow or by bad weather, or something that’s happened at that. It’s an extension for us to touch eyeballs and touch readers within our communities, and we’ve been successful doing that.

Experience-leading management team, Dan Wilson, our Chief Financial Officer. We have four group publishers. Unlike a lot of peers in our business, I basically structure our company to have senior management within the field, senior management that are dedicated to doing one thing that we do better than any other media outlet.

We put the core value of our customer first. I stand before employees all the time, and I think I’m unlike a lot of CEO’s; our employees are not the most important part of our business. The most important part of our business and the success that we’ve had is by putting our customers first. And we define our customers as readers and advertisers.

Organic growth, strategic add-on acquisitions and new cluster acquisitions provide the growth strategy going forward. We plan to continue to strengthen our position as a leading provider of local print and online content, capture a larger number of local and major national advertisers. And I’d like to pause there. During a retreat earlier this year, Suburban Newspapers of America, we’ve done a great job, our company, in selling our four markets to major national advertisers.

But we also recognize that we only have four of the top markets in the country. Suburban Newspapers of America and a number of other companies came together, ourselves included, and we put $100,000 of seed money to develop a national advertising network, LocalPoint Media, to go out and talk about the top 25, top 30, top 50 markets, whether it’s to a major airline, to a major national advertiser. That we’re just not presenting our four markets.

And we believe as this begins to roll out in the fourth quarter and in next year, not only the story of American Community Newspapers, but the story of Suburban Newspapers in America and the reach and frequency that we have in a market, we think it’s an overwhelming, compelling story that we can grow this even faster.

And we continue to capitalize on market household growth within each one of our markets. There are a tremendous amount of acquisition opportunities out there, the pipeline is full. Expansion opportunities in the contiguous markets to further leverage our cluster platform, a leveraged scale and clustering advantage to increased revenue and EBITDA growth, and new clusters.

And I might add that the Columbus cluster is a great story in itself. I approached the owner of that group of newspapers about 14 months before we were able to bring this across the finish line. He had no intention at that particular time of selling his newspapers, and we had a very polite meeting and it ended at that. And we continued to work with him.

It never went to an auction process, it was a quiet deal, and it was an opportunity that we had that really met the strategy of growth and performance. And we think that there are other markets out there besides Columbus and in the four markets that we’re in.

We’ve had a successful track record of acquisitions, both in Minneapolis, Dallas, northern Virginia and Columbus. We’ve launched new newspapers, we’ve made acquisitions, and we’ve entered new markets. The historical financial overview of the company, you can see tremendous amount of same-store revenue growth between 2003 and 2006, with a compounded annual growth of over 7%. You can see the revenue growth, newspaper cash flow, and EBITDA growth.

But more importantly, I’ve talked about what it is that we do and we do well. We do an extraordinarily well job of gathering local news on a local basis. But over 40,000 individuals and businesses advertised in ACN publications last year, and our top 20 advertisers contributed 7.3%. Our print advertising accounts for 92%, circulation, 4%, Internet, 2%, and other.

And I will, again, pause and say that the circulation side of it really is the difference in this community newspaper model. It’s a free-controlled distribution that we are picking the home. Our target is to go to single family homes each and every week. And one of the research documents that I’ve seen out of Minneapolis this year is that over 60% of our readers, through CAC, keep their newspaper for over seven days.

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FINAL TRANSCRIPT
Sep. 17. 2007 / 11:30AM ET, ANE - American Community Newspapers Inc at G5: ThinkEquity Partners 5th Annual Growth Conference

Talk about shelf-life eyeballs. Whether that’s for the local sermon, what time trick-or-treat is, what time Good Friday services are, Easter Sunrise services, there’s multiple eyeballs and multiple things that are going on within the readership. First half results, total revenue through the first six months, approximately $31 million, versus $25 million in the year before. That’s basically a change within the Columbus acquisition, which we closed on May the 1st of this year.

And in summary, a pure-play community newspaper platform, and that’s what we are; that’s what we do each and every week. We’re proud of it, and we make a difference in the communities that we serve. Strategically-clustered market leading positions in attractive markets, and it is a tight clustering. Successful track record of acquiring and integrating new assets, a strong financial profile, and significant opportunities for future growth.

And I will say a very extraordinarily experienced, dedicated, successful management team. We love what it is that we do, we love coming to work, and we love making a difference within the communities in which we serve. I would like to, if I could just go to the Appendix for a moment and look at page 24 on this slide. Each one of these white flags represent a local community newspaper in which we publish in the Minneapolis-St. Paul area.

We have no distribution in the core city of Minneapolis or St. Paul, but this really defines what it is that we do effectively. We’re able to provide for an advertiser, as an example, 44 different ROP buys with the main section of our newspaper. We have ten different employment classified zones, we have ten different zones for classifieds. Our competitors have one each.

When you think about targeting and providing high demographics and high circulation, that’s precisely what we do in this market and it’s precisely the strategy that we’re executing in our other three markets and going forward. We can provide for an advertiser that’s looking to distribute single-sheet flyers within a community for a Hallmark store, we can do 2000 or 3000 pieces right around the mall.

It’s precisely the market in which that store operator is looking for. We’re able to take for a business services, an example, a roofer, and be able to customize that and put that into older communities. Or more importantly, as we continue to see job growth and new business expansion, it is that roofer that perhaps worked for a big large roofing contractor that’s now started his or her own business, and they can’t afford to drive all around the city and do estimates, they need to stay isolated and concentrate within one of those markets.

And that’s precisely what we do. This clustering strategy that we talk about, we think we have defined clustering to be tight within metropolitan cities. We’re not talking about clustering with four newspapers within a state, we’re talking about multiple clustering within a market that we’re able to offer advertisers many different things around many different shopping centers, shopping malls. And that’s precisely what we do and we do very differently from our peers and our competitors.

And with that, I think I have approximately five minutes left before my presentation ends to take questions from the audience.

  QUESTION AND ANSWER

Unidentified Audience Member

 (inaudible question - microphone inaccessible)

 Gene Carr  - American Community Newspapers Inc. - Chairman and CEO

 We do, and we too have been losing circulation. In quarter number two, although our circulation represents less than 4% of our overall circulation, we were down 5.3% in the first six months of 2007 versus that same period from a year ago.

Unidentified Audience Member

 Do you think it’s because of the universe of the (inaudible), or the proliferation of broadband, (inaudible) and people deciding no, I don’t want to read the newspaper anymore, I would much rather read it online.

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FINAL TRANSCRIPT
Sep. 17. 2007 / 11:30AM ET, ANE - American Community Newspapers Inc at G5: ThinkEquity Partners 5th Annual Growth Conference

 Gene Carr  - American Community Newspapers Inc. - Chairman and CEO

 Well, I think I can answer that and I think it’s factually stated that people are reading community newspapers because the content is different. If you look at the A sections of major metro daily newspapers around the country that are losing circulation, they’re the same stories that are the fast-breaking stories on the Internet. Or, they’re the same stories that you found this morning on MSNBC or if you watch The Today Show or whatever.

Some newspapers have tried to put a few local stories within the A section of the newspapers, and I have seen a migration to that. But as soon as you turn to page two in the A section, it’s a continuation of every story that you can get in other means. On the other end, what it is that we do that we’re successful, and our audience is growing and readership is growing, it’s all about the local communities in which we serve, with no mention whatsoever of national/international news. And I’m not about to say that the stories in Iraq and the stories nationally aren’t of importance, but people are finding them through other means.

Unidentified Audience Member

 [Would] you basically assume that the younger generation, in this case people under the age of 30, are much more likely to read about local, national, regional content over the Internet, than the few who waste their time [reading] the newspaper? And I say this because I’m one of the very few guys who likes to (inaudible) but most of the younger people that I talk with don’t care. And especially the younger generation. I would think that they’re more apathetic [about their] local community.

 Gene Carr  - American Community Newspapers Inc. - Chairman and CEO

 And I would agree with that. And I think if you go back over ten years, even when circulation was stagnant or growing, that 18 to mid-20 reader from a newspaper, even before the expansion of the Internet in the last few years or certainly in the last five years, has always been a tough market to go after.

We see that person go off to college, maybe get the first job, they move into suburbia, they buy a home and all of a sudden the taxes, what’s happening in that community, they have children and they’re beginning to go to school, our paper is very important to them. They may be an Internet reader and they may be looking for the national stories.

Or they graduated from Purdue, and they’re interested in reading about Purdue sports so they go to the West Lafayette daily newspaper. But in that local community, that’s what’s important to them, and we are a very important part of their life. Yes?

Unidentified Audience Member

 (inaudible question - microphone inaccessible)

 Gene Carr  - American Community Newspapers Inc. - Chairman and CEO

 And I think it’s an excellent question. And we do see people, they get involved in an issue. You’ll go to a city council meeting and it may be an issue on a local budget item or a change in a local ordinance, and you may have 500 people that show up for that. And you may have one leader of that that becomes very interested in writing that blog. But as soon as that issue is gone, they too are gone because the issue has been resolved.

At times when I talk to our editors and reporters and I ask them about a local city council meeting, it could be the one that just described, or it could be one that there are five or six people in the audience because there’s not a real heavy agenda that night or items that they particularly want to follow. But we’re there for each one of those, no matter what the highlights of it is. Yes sir?

Unidentified Audience Member

 Do you intend to grow your Internet as a percentage of revenue?

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FINAL TRANSCRIPT
Sep. 17. 2007 / 11:30AM ET, ANE - American Community Newspapers Inc at G5: ThinkEquity Partners 5th Annual Growth Conference

Gene Carr - American Community Newspapers Inc. - Chairman and CEO

 We do. We currently are on a run rate of about 3.5%. We have traditionally started out by bundling both retail and classified. We’ve partnered recently with a company called Digital Classified, in Utah; we’re doing a lot of video employment ads, we’re doing a lot of video ads in itself, and we’re looking to partner with a lot of what at one time, perhaps, were competitors to be able to deliver a lot of audience, particularly for eyeballs, through different means on the Internet than we have in the past.

Unidentified Audience Member

 Looking out three or five years, what (inaudible)?

 Gene Carr  - American Community Newspapers Inc. - Chairman and CEO

 You know, we haven’t looked out, in terms of providing guidance, of where it’s at. I will say that I look at a lot of our peers, and they’re somewhere between 2% to 6% with a lot of the national media. So we find ourselves right in the middle of that. I will be happy to take questions. There’s a breakout room out to left. I’ve been told that I am at my maximum time today. And I thank you for the opportunity to present to you.

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